UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019 (January 31, 2019)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 387 Institute, West Virginia	25112
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

230 Gill Way
Rock Hill, South Carolina 29730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2019, GlyEco, Inc. (the “Company”) finalized a forbearance agreement with NFS Leasing, Inc. (“NFS”) (the “Forbearance Agreement”) in order to permit the Company’s sale of its route antifreeze collection and re-distillation business pursuant to the terms of an Asset Purchase Agreement previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on January 15, 2019. The Company previously entered into a sale-leaseback transaction with NFS, which was previously disclosed in its Current Report on Form 8-K filed with the SEC on April 17, 2017. In connection with the Forbearance Agreement, the Company paid NFS $75,000 in cash. No other changes were made to the agreements entered into with NFS in connection with such transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019

GlyEco, Inc.

By:	/s/ Richard Geib
Name:	Richard Geib
Title:	Chief Executive Officer